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                                                                    Exhibit 99.1



                             PITT-DES MOINES, INC.
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 3400 Grand Avenue, Pittsburgh, Pennsylvania 15225    412-331-3000
                               FAX: 412-331-7403

Pitt-Des Moines, Inc. (PDM /R/) is a diversified engineering and construction company that also processes and distributes a broad range of carbon steel products. PDM has three business segments: the Engineered Construction Division, Steel Construction and Steel Service Centers. PDM has sales offices and plant facilities located primarily in the United States.
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                                  NEWS RELEASE
For further information, contact:  T. R. Lloyd, General Counsel and Secretary or
                      R. A. Byers, Vice President Finance



           PITT-DES MOINES, INC. ANNOUNCES PURCHASE OF GENERAL STEEL



        PITTSBURGH, PA, January 31, 1997 -- Pitt-Des Moines, Inc. (AMEX: PDM) today announced that it has completed the acquisition of General Steel Corporation, Vancouver, Washington, a steel service center delivering a general line of carbon steel products in Portland, Oregon; Seattle, Washington and surrounding market areas. This acquisition will expand PDM's Steel Service Center Division, headquartered in Stockton, California, into the Pacific Northwest.